Exhibit 99.2

EXCLUSIVE MASTER SUPPLY AGREEMENT

This Exclusive Master Supply and Credit Agreement (this “Agreement”) is made this 29th day of April, 2015 (the “Effective Date”), by and between Solar Solutions and Distribution LLC, a Colorado limited liability company, 8450 East Crescent Parkway - 350, Greenwood Village, CO 80111 (“Seller”) and Real Goods Solar, Inc. d/b/a RGS Energy, a Colorado company, 833 W. South Boulder Road, Louisville, CO 80027, and its affiliated and subsidiary companies (“Buyer”). Buyer and Seller shall be referred to collectively herein as the “Parties” and each as a “Party”.

RECITALS

WHEREAS, Seller is a national distributor of modules, inverters, mountings, and accessories for solar photovoltaic systems (the “Products”);

WHEREAS, Buyer is a residential and commercial rooftop and ground mounted solar photovoltaic system (each a “Project”) developer;

WHEREAS, Buyer desires to purchase the Products on credit from Seller;

WHEREAS, Seller desires to sell the Products on credit to Buyer upon the terms and conditions contained herein; and

WHEREAS, the Parties desire to set forth the terms and conditions upon which Seller shall sell and Buyer shall purchase the Products.

NOW, THEREFORE, in consideration of the foregoing, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree the above recitals are an integral part of this Agreement, and as follows:

1.	SCOPE.

1.1	This Agreement is intended to establish the terms and conditions for the supply of Products to Buyer. This Agreement does not, by itself, constitute an order for any specific Products or services.

1.2	All quotations accepted or purchase orders issued by Buyer, pursuant to, and in connection with, this Agreement shall be deemed to be specifically incorporated into and made part of this Agreement.

1.3	In the event that any provision of any invoice, acknowledgment, quotation, delivery ticket, authorization, work order, schedule, or other document whatsoever signed after the Effective date of this Agreement provided by either Party conflicts with the provisions in this Agreement, the provisions of this Agreement shall control and such other provisions shall be void.

2.	TERM.

2.1	The term of this Agreement shall be Twelve (12) months from the Effective Date and shall expire on April 29, 2016 (the “Term”), unless terminated sooner by either Party pursuant to the terms and conditions of this Agreement. This Agreement shall apply to all of Buyer’s pending orders from Seller within thirty (30) days prior to the Effective Date.

2.2	This Agreement may only be extended or renewed beyond the Term upon execution of a written agreement between the Parties.

2.3	Termination of this Agreement shall not affect the remaining individual terms and conditions applicable to Products supplied by Seller, or to Products ordered under Purchase Orders submitted by Buyer, prior to termination of the Agreement. Without limiting the foregoing, termination of this Agreement shall not affect any of Buyer’s rights, remedies, or obligations, including payment obligations, accrued and unpaid or unperformed prior to termination of this Agreement or Seller’s rights, remedies, or obligations under this Agreement or applicable law, including Seller’s obligation to timely deliver ordered Products, Seller’s rights and remedies to collect payment from Buyer.

3.	SUPPLY OF PRODUCTS.

3.1	Exclusivity. Exhibit A to this Agreement lists a subset of the Products (the “Listed Products”). During the Term of this Agreement, Buyer shall purchase one hundred percent (l00%) of Buyer’s requirements for the Listed Products for all self-performed installations, at the associated pricing agreed to by Buyer and Seller, exclusively from Seller, subject to availability of the Products from Seller. In the event Buyer purchases Products from a third-party without first offering to purchase the Products from Seller, Buyer shall pay to Seller ten percent (10%) of the purchase price between Buyer and the third-party seller to Seller for Seller’s lost profit.

3.2	Price. The purchase price for the Listed Products during the Term is contained in Exhibit A hereto. Upon request, Seller shall sell Products other than Listed Products at commercially reasonable prices that are acceptable to Buyer to be provided in a Seller’s quote. Both Parties agree to maintain all pricing terms and conditions of this Agreement confidential.

3.3	Purchase Orders. Buyer shall send an order (“Purchase Order”) to Seller by e-mailing or taxing a completed order based on the pricing and Lead Times contained Exhibit A for Listed Products or based on Seller’s quote for Products other than Listed Products. If a specific date for delivery is required by Buyer that is not in compliance with the Lead Times indicated in Exhibit A, Buyer must include that in its Purchase Order. Seller after receiving the Purchase Order for the Products must notify Buyer within forty-eight (48) hours of receipt of Purchase Order and accept or reject the Purchase Order. Seller will respond with an estimated shipment date for the order.

3.4	Shipping Costs. Seller shall arrange for shipment of the Products to Buyer’s warehouse or to the Project, as directed by Buyer. Buyer shall reimburse Seller for all shipping, insurance and transportation costs. Buyer shall be responsible for all sales, use, duties, tariffs, or import/export taxes and fees applicable to the purchase of the Products and shall reimburse Seller for any such costs incurred by Seller.

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3.5	Delivery. Time is of the essence with regard to Seller’s obligations hereunder. Buyer shall strictly comply with the “Lead Times” indicated in Exhibit A when placing Purchase Orders. Seller shall estimate a shipment date of the Products listed in the Purchase Order and communicate such estimated shipment date to Buyer. Though Seller cannot guaranty shipment dates, statements as to expected date of shipment represent Seller’s best judgment. In the event that Seller cannot meet the expected shipment date, Seller shall promptly notify Buyer of same. If the actual shipment date would be more than seven (7) calendar days later than the original estimated date, either (a) Seller shall bear the costs of expedited shipping to minimize the delay in the delivery time; or (b) Buyer shall be entitled to seek fulfillment of its requirements for the Listed Products covered by delayed shipment from a third party. In such case, the lost profit described in Section 3.1 hereto shall not be enforceable and, unless otherwise agreed by the Parties, Seller shall credit Buyer an amount equal to the greater of (i) five percent (5%) of the cost of the delayed shipment or (ii) the increase in costs associated with such substitute product order plus five percent (5%) of the cost of the delayed shipment, to a future order of Listed Products in order to compensate Buyer for its costs in outside sourcing. By way of example only, if Seller was to provide Buyer a shipment of Listed Goods totaling $100 and Buyer ended up procuring such products from a third party for $80 based on delay of shipment from Seller, Seller must credit Buyer’s account for $5 and cancel the pending order. Assuming the same scenario, except now the third party cost was $1l0, Seller must then credit Buyer’s account for $15. Buyer must submit Purchase Orders in a timely matter on or before the Lead Times provided in Exhibit A for each Product in order for the Seller credits described above to be in effect. Seller shall also be exempt from such Buyer credits for delay in deliveries caused by a Force Majeure event as described in Section 3.7. Buyer will be subject to the restocking fees described in Section 3.6 for all Purchase Orders that are cancelled within the Lead Time period, unless the Products inventory in that cancelled Purchase Orders are offset by other Purchase Orders at Seller’s discretion.

3.6	Acceptance of Shipments. Risk of loss shall pass to Buyer upon Buyer’s receipt and acceptance of the Products. Buyer shall inspect products upon delivery and reject any products that are deemed damaged. All products that are not rejected for damage after 72 hours of delivery (provided such delivery occurs on a business day between Monday and 3:00 PM Thursday and Buyer’s authorized representative is present to sign for such delivery, otherwise the acceptance period shall be begin to run on the following Monday (or the next business day if that Monday is not a business day)) shall be deemed accepted by Seller. All sales are final. Products purchased by Buyer from Seller may not be returned to Seller for a credit unless otherwise agreed to by Seller in writing, and in such case, such return will be subject to a fifteen percent (15%) restocking fee.

3.7	Force Majeure.

3.7.1	No liability shall result from delay in performance or nonperformance, directly or indirectly caused by circumstances beyond the control of the Party affected, including, but not limited to, act of God, fire, explosion, flood, war, act of or authorized by any Government, accident, labor trouble or shortage, pandemic, inability to obtain material, equipment or transportation, failure to obtain or hardship in obtaining reasonably priced supplies of materials, or failure of usual transportation mode. Quantities so affected may be eliminated from the Agreement without liability, but the Agreement shall remain otherwise unaffected.

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3.7.2	If for any reason, including but not limited to Force Majeure, Seller is unable to supply the total demand for Listed Products, Seller must immediately notify Buyer of the quantities it has available and Buyer shall have the option to purchase all or a portion of same. Seller may then distribute its available supply among any or all purchasers, as well as departments and divisions of Seller, on such basis as it may deem fair and practical, without liability for any failure of performance which may result therefrom. In such event, for each affected Purchase Order, Buyer may purchase the unavailable Listed Product(s) and/or Products from other suppliers. For purposes of clarity, an increase of pricing from Seller’s suppliers for the Listed Products, on its own, does not constitute an acceptable basis for Seller to not have the Listed Products available.

4.	PAYMENT.

4.1	Seller shall issue an invoice for each Purchase Order, which shall conform in all respects with the terms of this Agreement, and which shall provide in a clear and understandable format the following information: (i) the Quote number(s) and Purchase Order number (if applicable); (ii) date shipped; (iii) quantity shipped; (iv) invoice number; (v) invoice total; and (vi) Project location.

4.2	Invoices shall be prepared and electronically transmitted to Buyer within one (1) business day of each shipment of the Products. Each invoice shall be dated as of the date of its transmission to Buyer. Each invoice shall be due immediately upon ninety (90) days after transmission of the invoice. Interest at a rate of four (4) basis points above prime, not to exceed the maximum rate allowed by law, shall begin accruing ninety-one (91) days after Seller’s transmission of the invoice. Upon ten (10) business days’ prior written notice to Seller, Seller can refuse further shipments if invoice balances reach over ninety (90) days. Balances disputed in good faith by Buyer prior to the due date of the invoice containing the disputed amount shall not be considered overdue for purposes of calculating interest or grounds for Seller to suspend other shipment of other Products.

4.3	Buyer hereby gives to Seller a security interest in the Products purchased by Buyer from Seller and Seller shall have the right to file a UCC- l (in a form reasonably agreed to by Buyer and Seller) to perfect Seller’s security interest in such Product. Further, if Buyer fails to make any payment when due for Products sold and delivered by Seller to Buyer, Seller reserves the right to remove any Products covered by that Purchase Order that has not been timely paid for by Buyer. Nothing herein shall limit Seller’s other remedies afforded by law in the event of Buyer failure to make any such payment when due.

5.	LIMITED WARRANTY.

5.1	The Products shall be covered by the warranties of the applicable manufacturers. EXCEPT AS OTHERWISE CONTAINED IN THIS AGREEMENT, WITH RESPECT TO ANY PRODUCTS, SERVICES, OR INFORMATION PROVIDED TO BUYER. SELLER MAKES NO SEPARATE WARRANTIES AS TO THE PRODUCTS WHICH IT SELLS. INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR ANY OTHER EXPRESS OR IMPLIED WARRANTY. Buyer assumes all risk and liability resulting from use of the Products, services, or information delivered by Seller. Buyer shall make all warranty claims directly to the manufacturer and shall be responsible for administration of such claims. Seller will cooperate with Buyer in making such claims.

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5.2	IN NO EVENT WILL SELLER’S AGGREGATE LIABILITY TO BUYER FOR ALL DAMAGES ARISING FROM ANY AND ALL CLAIMS RELATED TO THE BREACH OF THIS AGREEMENT, NONDELIVERY, OR THE PROVISION OF ANY PRODUCT, SERVICE, OR INFORMATION COVERED BY THIS AGREEMENT, REGARDLESS OF WHETHER THE FORM OF ACTION IS BASED ON CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY, STATUTE, OR OTHERWISE, EXCEED THE TOTAL PRICE PAID BY BUYER TO SELLER FOR THE PRODUCTS, SERVICES, OR INFORMATION IN RESPECT OF WHICH DAMAGES ARE CLAIMED. NO CLAIM SHALL BE ALLOWED FOR PRODUCT THAT HAS BEEN PROCESSED IN ANY MANNER.

5.3	IN ADDITION, AND TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES WAIVE ANY CLAIM TO INDIRECT, CONSEQUENTIAL, PUNITIVE, EXEMPLARY OR MULTIPLIED DAMAGES ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE PROVISION OF ANY PRODUCT, SERVICE, OR INFORMATION. WAIVER BY EITHER PARTY OF ANY DEFAULT BY THE OTHER PARTY, SHALL NOT BE DEEMED A WAIVER BY SUCH PARTY OF ANY DEFAULT BY THE OTHER WHICH MAY THEREAFTER OCCUR.

5.4	Although Seller may provide Buyer with assistance in the preparation, filing and follow-up of grant or rebate forms for various federal, state, local, or other governmental entities or utilities, Seller assumes no liability or responsibility for the completeness or correctness of the grant or rebate form or application or for the actions of such governmental entities or utilities. Seller shall have no liability to Buyer or Buyer’s customers for the success in obtaining a grant or rebate, the accuracy of the estimated grant or rebate amount, or the amount of the grant or rebate actually received, even if due to Seller error or negligence.

6.	INDEMNIFICATION. Buyer shall defend, indemnify and hold harmless Seller, and Seller’s employees, agents, officers and directors and successors in interest, from and against all third party claims for personal injury or damage to tangible property arising from or caused by the negligent acts or omissions of the Buyer, or anyone employed by Buyer or its agents; and if such claims, damages, losses and expenses were caused in part by a Party indemnified hereunder, then this indemnity and hold harmless obligation shall be limited to the percentage of relative fault attributable to the Seller.

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7.	TERMINATION AND REMEDIES. Either Party shall have the right, by written notice of default, to terminate this Agreement and/or cancel any Purchase Order, or withdraw any Quote, without liability to the other Party, in the event of the happening of any of the following: (i) insolvency of the other Party, (ii) the filing of a voluntary petition in bankruptcy by the other Party, (iii) the filing of an involuntary petition to have the other Party declared bankrupt, (iv) the appointment of a receiver or trustee for the other Party, (v) the execution by Buyer of an assignment for the benefit of creditors, (vi) the attempted assignment of this Agreement without the other Party’s consent, or (vii) the discontinuance of business by the other Party, or the sale by the other Party of the bulk of its assets other than in the usual course of business. The Parties shall also have the right, with fourteen (14) days’ written notice to cure (or such other period as may then be agreed upon by the Parties), to terminate this Agreement and/or cancel any Purchase Order, or withdraw any quote, without liability to the other terminating Party, in the event of the other Party’s failure to perform as specified in this Agreement, including failure to pay all amounts due and owing Seller according to the terms of this Agreement or Seller’s failure to deliver Products as required hereby and/or by any Purchase Order (collectively, an “Event of Default”). Upon the occurrence of an Event of Default, Seller may begin proceedings to enforce its rights pursuant to a UCC- l filing. The Parties rights to enforcement of the terms of this Agreement and to seek damages hereunder shall not be affected by termination of this Agreement; provided, however, that the defaulting Party shall be precluded from seeking damages for future orders by the terminating Party, including lost profits (whether or not claimed under Section 3.1 hereto) in the case of Buyer’s default or costs to cover in the case of Seller’s default, that may result from the termination.

8.	DISPUTE RESOLUTION.

8.1	The Parties will attempt in good faith to resolve through negotiation any dispute, claim, or controversy arising out of or relating to this Agreement. Any Party may initiate negotiations by providing written notice in teeter form to the other Party, setting forth the subject of the dispute and the relief requested. The recipients of such notice will respond in writing within five (5) business days of its receipt of such notice with a statement of its position on and recommended solution to the dispute.

8.2	Upon decision of a disputed matter in a court of law, the prevailing Party shall be entitled to recover from the other Party its reasonable and necessary attorneys’ fees, collection costs, and related expenses incurred in seeking to enforce any term or condition of this Agreement or in defending any claims which arise out this Agreement.

9.	MISCELLANEOUS

9.1	This Agreement constitutes the entire agreement between the Parties regarding the subject matter described herein with regard to transactions occurring on or about the effective date of this Agreement. With regard to such matters, there are no other agreements, warranties, terms or conditions, expressed or implied, between the Parties. This Agreement may be executed in separate original counterparts which together shall be enforceable as a complete original. Complete signed faxes and copies of this Agreement shall be enforceable as an original.

9.2	This Agreement is neither assignable nor transferable, in whole or in part, except by in writing signed by both Parties. This Agreement may not be amended except by in writing signed by authorized signatories of both Parties. No waiver of any provision of this Agreement by either Party shall be enforceable against that Party unless it is in writing and signed by both Parties.

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9.3	If any provision, or portion thereof, of this Agreement shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof and this Agreement shall be construed as if such invalid or unenforceable provision had never been contained in this Agreement.

9.4	Any knowledge or information disclosed between Buyer and Seller which relates in any way to the Products of this Agreement or the fact of this Agreement, unless otherwise agreed to in writing, shall be deemed proprietary and confidential and shall not be disclosed by either Party. Both Parties shall keep confidential any technical, process, or economic information derived from the other in connection with this Agreement and shall not divulge such information, directly or indirectly, for the benefit of any Party unless previously agreed to in writing by the other Party.

Each Party acknowledges that it has had the opportunity to have this Agreement, including all attachments, and the transaction contemplated hereby, reviewed by independent legal counsel of such Party’s choice, and each Party acknowledges that it is entering this Agreement as its free and voluntary act.

9.7	This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado without regard to the laws of any other jurisdiction that would call for the application of the substantive laws of any jurisdiction other than the State of Colorado. Buyer irrevocably consents to the jurisdiction of the state and federal courts within the State of Colorado in any proceeding or dispute relating to or arising out of this Agreement. Buyer waives any objection to jurisdiction and venue of any legal proceeding instituted against it as provided herein and agrees not to assert any defense based on lack of jurisdiction or venue.

10.	NOTICE. All notices, requests, claims, demands, waivers, instructions, documents and other communications to be given pursuant to this Agreement shall be in writing, signed by the person giving such notice or demand and shall be delivered personally, emailed, or sent by nationally recognized overnight courier to a Party at the address set forth below for such Party or to such other address as the Party to whom notice is to be given may have furnished to the other Party hereto in writing. Any such notice or communication shall be deemed to have been delivered and received (i) in the case of personal delivery, on the date of such delivery, (ii) in the case of email, on the date sent (or on the first business day following the date sent if the date sent is not a business day) if confirmation of successful transmission is received, and (iii) in the case of a nationally recognized overnight courier, on confirmation of delivery by such courier:

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If to the Seller:

Solar Solutions and Distribution, LLC

8450 East Crescent Parkway ·350, Greenwood Village, CO 80111

Tel.: 855-765-3478

Fax: 303-955-5073

Email: gsmith@soldist.com

If to Buyer:

Real Goods Solar Inc. d/b/a RGS Energy

833 W. South Boulder Road, Louisville, CO 80027

Tel: 888-567-6527

Fax:

Email: dennis.lacey@rgsenergy. com

[signature page follows]

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IN WITNESS WHEREOF, the Parties have executed this Exclusive Supply and Credit Agreement as of the Effective Date.

SELLER:

BUYER:

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EXHIBIT A

LISTED PRODUCTS AND PRICING